                                                        Exhibit No. EX-99(13)(b)

                            DELAWARE CLOSED-END FUNDS

                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

     THIS  AGREEMENT,  made as of this 1st day of July,  1998 by and between the registered  investment  companies  listed on Schedule A, which  Schedule  may be amended from time to time as provided in Section 8 hereof (each  corporation  or common law or business  trust,  hereinafter  referred to as a "Company," and all such entities  collectively  hereinafter  referred to as, the "Companies"),  and
DELAWARE SERVICE  COMPANY,  INC.  ("DSC"),  a Delaware  corporation,  having its principal  office and place of  business at 1818  Market  Street,  Philadelphia,
Pennsylvania 19103.

                              W I T N E S S E T H:

     WHEREAS,  the Investment  Management  Agreements  between the Companies and
Delaware  Management  Company provide,  in part, that each Company shall conduct its business and affairs and shall bear the expenses  necessary  and  incidental thereto  including,  but not in limitation of the foregoing,  the costs incurred with respect to administrative and accounting services; and

     WHEREAS,  the services to be provided under this agreement  previously were provided by unaffiliated third party administrators; and

     WHEREAS,  the  Companies  and  DSC  desire  to  have  a  written  agreement concerning the performance of  administrative  and accounting  services for each
Company and providing compensation therefor;

     NOW,  THEREFORE,  in consideration of the mutual covenants  hereinafter set forth, and intending legally to be bound, it is agreed:

                             I. APPOINTMENT AS AGENT

     Section 1.1 The Companies  hereby each appoint DSC as their  administrative and accounting agent ("Accounting  Agent"),  to provide such services as are set forth herein and DSC hereby accepts such  appointment  and agrees to provide the
Companies, as their agent, the services described herein.

     Section  1.2 The  Companies  shall  pay DSC and DSC shall  accept,  for the services provided hereunder, the compensation provided for in Section VI hereof.
The Companies also shall  reimburse DSC for expenses  incurred or advanced by it for the Companies in connection with its services hereunder.

                                II. DOCUMENTATION

     Section 2.1 Each Company  represents that it has provided or made available to DSC  (or  has  given  DSC an  opportunity  to  examine)  copies  of,  and DSC represents  that it has received from the  Companies  (or is otherwise  familiar with), the following documents:

          A. The Articles of Incorporation or Agreement and Declaration of Trust
     or  other  document,  as  relevant,   evidencing  each  Company's  form  of
     organization and any current amendments thereto.

          B. The By-Laws or Procedural Guidelines of each Company.

          C. Any  resolution  or other  action of each  Company  or the Board of
     Directors or Trustees of each Company establishing or affecting the rights, privileges or other status of any class of shares of a Company, or altering or abolishing any such class.

          D. A  certified  copy of a  resolution  of the Board of  Directors  or
     Trustees  of each  Company  appointing  DSC as  Accounting  Agent  for each
     Company and  authorizing the execution of this Agreement or an amendment to
     Schedule A of this Agreement.

          E. A copy of each Company's  currently  effective  prospectus[es]  and
     Statement[s] of Additional Information under the Securities Act of 1933, if effective.

          F. A certified  copy of any  resolution  of the Board of  Directors or
     Trustees of each Company authorizing any person to give instructions to DSC under this  Agreement  (with a  specimen  signature  of such  person if not already provided), setting forth the scope of such authority.

          G. Any  amendment,  revocation  or other  document  altering,  adding, qualifying  or repealing  any  document or authority  called for under this
     Section 2.1.

     Section 2.2 Each Company and DSC may consult as to forms or documents  that may be required in performing services hereunder.

     Section 2.3 Each Company warrants the following:

          A.  The  Company  is,  or will be, a  properly  registered  investment company under the  Investment  Company Act of 1940 (the "1940 Act") and any
     and all shares  which it issues will be properly  registered  and  lawfully issued under applicable federal and state laws.

          B. The  provisions  of this  contract  do not violate the terms of any instrument  by which the Company is bound;  nor do they  violate any law or regulation  of  any  body  having  jurisdiction  over  the  Company  or its property.

     Section  2.4 DSC  warrants  that the  provisions  of this  contract  do not violate the terms of any  instrument by which DSC is bound;  nor do they violate any law or regulation of any body having jurisdiction over DSC or its property.

                       III. SERVICES TO BE PROVIDED BY DSC

     Section 3.1 Net Asset Value ("NAV")  Calculation.  As Accounting  Agent for
each  Company,   DSC  will  perform  all  functions  necessary  to  provide  NAV calculations for each Company, including:

          A. Maintaining each Company's securities portfolio history by:

               1. recording portfolio purchases and sales;

               2. recording  corporate  actions and capital changes  relating to portfolio securities;

               3. accruing interest, dividends and expenses; and

               4.  maintaining the income history for securities  purchased by a
          Company.

          B. Determining distributions to Company shareholders.

          C.   Recording  and   reconciling   shareholder   activity   including
     reconciling  Company shares  outstanding  to the records  maintained by the
     Company's transfer agent.

          D.  Valuing  a  Company's   securities   portfolio,   which   includes
     determining the NAV for the Company.

          E.  Disseminating  Company NAVs and  dividends to  interested  parties
     (including the stock  exchanges on which the Companies are listed and other interested parties).

          F. Resolving pricing and/or custody discrepancies.

     Section 3.2 Financial  Reporting.  As Accounting  Agent,  DSC shall perform financial reporting services for each Company, which shall include:

          A. The preparation of semi-annual and annual reports for  shareholders which involves the performance of the following functions:

                    1.  preparing all  statements  of net assets,  statements of operations  and  statements  of  changes  in net  assets  for the
               Company;

                    2.  preparing  footnotes  to  financial  statements  for the
               Company;

                    3. preparing  workpapers for each Company's  annual audit by its  independent  public  accountants;  and

                    4.   coordinating   the  annual  audit  by  each   Company's
               independent public accountants.

          B.  Reporting to the ICI in response to requests for monthly and other periodic information.

          C. Performing statistical  reporting,  which includes periodic reports for third party reporting agencies.

          D. Furnishing  financial  information for any additional  required SEC reporting,  such as the  preparation  of  financial  information  for  each
     Company's reporting on Form N-SAR, the furnishing of financial  information
     for  each  Company's   prospectus[es]   and   statement[s]   of  additional
     information,  and the  financial  information  required for each  Company's annual Rule 24f-2 notice filing.

     Section 3.3  Compliance  Testing.  DSC will  monitor,  test and prepare and maintain  supporting  schedules which evidence  compliance with the definitional and  distribution  requirements  under the  Internal  Revenue  Code of 1986,  as amended ("IRC"), including the following:

          A. The  requirement  to be  registered at all times during the taxable year under the 1940 Act (IRC Section 851(a)).

          B.  The  annual   ninety   percent  gross  income  test  (IRC  Section
     851(b)(2)).

          C. The  quarterly  IRC industry  diversification  tests (IRC  Sections
     851(b)(4) and 817(h)).

          D. The 90% distribution requirements (IRC Section 852(a)).

     Section 3.4 Other Services.  In addition to the above, DSC, in its capacity as Accounting Agent for the Company, will perform the following services:

          A. Providing the financial  information  necessary for the preparation of all federal and state tax returns and ancillary schedules, including:

               1. year-end excise tax distributions; and

               2. compliance with Subchapter M and Section 4982 of the IRC.

          B.   Performing   special  tax   reporting   to  transfer   agent  for
     dissemination to  shareholders,  including the preparation of reports which reflect  income  earned  by  each  Company  by  state,  exempt  income  and distributions that qualify for the corporate dividends received deduction.

          C. The  preparation  of expense and budget  figures for each  Company, including  the  maintenance  of  detailed  records  pertaining  to  expense accruals and payments and adjusting reports to reflect accrual adjustments.

          D. The  preparation  of reports for Board of  Directors'  or Trustees'
     meetings.

          E. Coordination of the custody relationship.

          F. Facilitating security settlements.

          G. Performance of required foreign security accounting functions.

          H. Performance of cash reconciliations for each Company.

          I. Providing identified reports to portfolio managers including:

               1. providing portfolio holdings and security valuation reports;

               2.  preparing  cash  forecasts  and  reconciliations  as mutually agreed upon; and

               3. preparing income projections.

          J. Prepare and file reports and other  documents and notices  required by U.S. Federal securities laws and regulations and by U.S. stock exchanges on which Company shares are listed.

          K. Arrange for payment of Company's expenses.

          L. Oversee the  performance of professional  services  rendered to the
     Company by its custodian and auditors.

          M. Prepare such financial  information  and reports as may be required by any banks from which the Company borrows funds.

          N.  Prepare  reports  related  to the  Company's  preferred  stock and commercial paper, if any, as required by rating agencies.

          O. Assist in preparing financial  information  relating to the Company for the Company's proxy materials and earnings press releases.

          P. Provide the Company's transfer agent, dividend disbursing agent and custodian  with such  information as is required for such parties to effect the payment of dividends and  distributions  and to implement the Company's dividend reinvestment plan.

                            IV. PERFORMANCE OF DUTIES

     Section 4.1 DSC may request or receive instructions from a Company and may, at a Company's expense, consult with counsel for the Company or its own counsel, with respect to any matter  arising in connection  with the  performance  of its duties hereunder,  and shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or opinions of counsel.

     Section 4.2 DSC shall maintain reasonable insurance coverage for errors and omissions and reasonable bond coverage for fraud.

     Section  4.3 Upon  notice  thereof to a Company,  DSC may employ  others to provide services to DSC in its performance of this Agreement.

     Section  4.4  Personnel  and  facilities  of DSC used to  perform  services hereunder  may be used to  perform  similar  services  to all  Companies  of the
Delaware  Investments  Family of Funds and to others, and may be used to perform other  services for all of the Companies of the Delaware  Investments  Family of
Funds and others.

     Section  4.5 The  Companies  and DSC may,  from time to time,  set forth in writing at the  Companies'  expense  certain  guidelines to be applicable to the services hereunder.

                             V. ACCOUNTS AND RECORDS

     Section 5.1 The parties hereto agree and acknowledge  that the accounts and records  maintained  by DSC with  respect to a Company  shall be the property of such Company,  and shall be made available to the relevant Company promptly upon request and shall be maintained  for the periods  prescribed in Rule 31a-2 under the  Investment  Company Act of 1940 or such longer period as shall be agreed to by the parties hereto, at such Company's expense.

                                VI. COMPENSATION

     Section 6.1 The Companies and DSC acknowledge  that the  compensation to be paid  hereunder to DSC is intended to induce DSC to provide  services under this
Agreement  of a nature and quality  which the Boards of Directors or Trustees of the  Companies,  including a majority  who are not parties to this  Agreement or interested person of the parties hereto, have determined after due consideration to be  necessary  for the  conduct  of the  business  of a  Company  in the best interests of a Company and its shareholders.

     Section 6.2  Compensation  by a Company  hereunder  shall be  determined in accordance  with  Schedule B hereto as it shall be amended  from time to time as provided for herein and which is incorporated herein as a part hereof.

     Section 6.3  Compensation  as provided in Schedule B shall be reviewed  and approved  for each  Company in the manner set forth in Section 8.1 hereof by the
Boards of  Directors or Trustees of the  Companies at least  annually and may be reviewed and approved more frequently at the request of either party. The Boards may request and DSC shall provide such  information as the Boards may reasonably require to evaluate the basis of and approve the compensation.

                              VII. STANDARD OF CARE

     Section 7.1 The Companies acknowledge that DSC shall not be liable for, and in the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard  of the  performance  of its  duties  under  this  contract,  agree to indemnify DSC against,  any claim or deficiency  arising from the performance of
DSC's  duties  hereunder,  including  DSC's  costs,  counsel  fees and  expenses incurred in investigating or defending any such claim or any Accounting or other proceeding,  and  acknowledge  that any risk of loss or damage  arising from the conduct of a Company's  affairs in  accordance  herewith or in  accordance  with guidelines or instructions given hereunder,  shall be borne by the Company.  The indemnification  provided  for in this  Section  7.1  shall be made  Company  by
Company  so that DSC is only  entitled  to  indemnification  from a Company  for actions arising from the performance of DSC's duties as to that Company.

                            VIII. CONTRACTUAL STATUS

     Section 8.1 This Agreement  shall be executed and become  effective as to a
Company listed on Schedule A as of the date first written above if approved by a vote of such Company's Board of Directors or Trustees,  including an affirmative vote of a majority of the  non-interested  members of the Board of such Company, cast in person at a meeting  called for the purpose of voting on such  approval.
It shall  continue  in effect  for an  indeterminate  period,  and is subject to termination  as to a Company  DSC, as the case may be, on sixty (60) days notice by either that Company or DSC, unless earlier terminated or amended by agreement among the parties.  A Company shall be permitted to terminate  this Agreement on sixty (60) days notice to DSC.  Compensation  under this  Agreement by a Company shall require  approval by a majority vote of the Board of Directors or Trustees of  such  Company,  including  an  affirmative  vote  of  the  majority  of  the non-interested  members of such Board cast in person at a meeting called for the purpose of voting such approval.

     Section 8.2 This  Agreement  shall  become  effective as to any Company not included  on  Schedule A as of the date first  written  above,  but  desiring to participate in this Agreement, on such date as an amended Schedule A adding such new Company to such  Schedule is executed by DSC and such new Company  following approval by the Company  desiring to be included in this Agreement in accordance with the method  specified in Section 8.1. Any such amended Schedule A shall not affect the  validity of this  Agreement  as between DSC and the other  Companies which have executed this Agreement or any subsequent  amendment to Schedule A of this Agreement.

     Section 8.3 This  Agreement may not be assigned by DSC without the approval of all of the Companies.

     Section  8.4  This  Agreement   shall  be  governed  by  the  laws  of  the
Commonwealth of Pennsylvania.

                                     DELAWARE SERVICE COMPANY, INC.

                                     By:/s/David K. Downes
                                        David K. Downes
                                        President/Chief Executive Officer/
                                        Chief Financial Officer

DELAWARE GROUP DIVIDEND and INCOME FUND, INC.
DELAWARE GROUP GLOBAL DIVIDEND and INCOME FUND, INC.
VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.
VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.
VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

                                     By:/s/ Wayne A. Stork
                                        Wayne A. Stork
                                        Chairman

                                   SCHEDULE A

                     INVESTMENT COMPANY PARTIES TO AGREEMENT

DELAWARE GROUP DIVIDEND and INCOME FUND, INC.
DELAWARE GROUP GLOBAL DIVIDEND and INCOME FUND, INC.
VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.
VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.
VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.
VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

                                    SCHEDULE B

                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT
                              COMPENSATION SCHEDULE
                          EFFECTIVE AS OF MAY 19, 2005

                      DELAWARE INVESTMENTS CLOSED-END FUNDS

The Company  shall pay the  Accounting  Agent a monthly fee at an annual rate of
0.04% of the Company's average daily or weekly net assets, as applicable,  based on the net  asset  value  on  each  day or on the  last  day of  each  week,  as applicable,  on  which  the New  York  Stock  Exchange,  or the  American  Stock
Exchange,  as the case may be, is open for business (or on such other day as may be established by the Company's Board of Directors). Average net assets shall be calculated  for this  purpose  without  regard to the  liquidation  value of any outstanding  shares of  preferred  stock of the Company  and  without  regard to liabilities  arising from other senior securities,  borrowings or other forms of leveraging. In addition, the Accounting Agent shall be entitled to reimbursement of  out-of-pocket  expenses  paid on behalf of the  Company.  In addition to the foregoing,  in the conduct of the business of the parties to this  Agreement and in the performance of this Agreement, each party will bear its allocable portion of expenses common to each.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.

By:
Name:    Douglas L. Anderson
Title:   Senior Vice President/Operations

DELAWARE INVESTMENTS ARIZONA MUNICIPAL INCOME FUND, INC.
DELAWARE INVESTMENTS COLORADO INSURED MUNICIPAL INCOME FUND, INC.
DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.
DELAWARE INVESTMENTS FLORIDA INSURED MUNICIPAL INCOME FUND
DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.
DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND, INC.
DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND II, INC.
DELAWARE INVESTMENTS MINNESOTA MUNICIPAL INCOME FUND III, INC.

By:
Name:    Jude T. Driscoll
Title:   Chairman/President/Chief Executive Officer